AGREEMENT

AGREEMENT, dated this 8th day of April, 2011, by and among Farrallon, Inc., a Nevada corporation (the “Company”), Bryan Arthur (“Mr. Arthur”), DYP Enterprises, LLC, a a limited liability company organized under the laws of the State of North Carolina (“DYP” and together with Mr. Arthur, the “Principals”), each having an address at 14908 Oxford Hollow, Huntersville, North Carolina  28078, and Hope Medical LLC, a limited liability company organized under the laws of the State of Delaware, having offices at 271 Serenity Place, Newport, Virginia 24128 (“Hope”)

PREMISES:

WHEREAS, Mr. Arthur is the sole director and officer of the Company; and

WHEREAS, DYP owns of all of the outstanding shares of capital stock of the Company consisting of 550,000 shares (“Shares”) of common stock, par value $0.0001 per share (“Common Stock”); and

WHEREAS, Mr. Arthur owns all of the outstanding interests in DYP; and

WHEREAS, the Principals desire to sell and Hope desires to acquire the Shares in consideration of issuing to Mr. Arthur a number of membership interest in Hope equal to 20% of the interests outstanding, after giving effect to the issuance of new membership interests to Mr. Arthur, and on the other terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and representations of the parties herein, and intending to be legally bound hereby, the parties agree as follows:

1. Sale and Purchase of Shares.

(a) Subject to the terms and conditions of this Agreement, DYP hereby sells, transfers, conveys, assigns and delivers to Hope and Hope hereby purchases, acquires and accepts from DYP, the Shares.

(b) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Principals contained herein, and in consideration of the sale, assignment, transfer and delivery of the Shares referred to in Section 1(a) hereof, Hope hereby issues and sells to Mr. Arthur membership interests in Hope (the “Interests”), representing a number of membership interest equal to 20% of the membership interests outstanding, after giving effect to the issuance of new membership interests to Mr. Arthur.

2. Other Agreements of the Parties.

(a) In consideration of the issuance of the Interests by Hope to DYP:

(i) contemporaneous with the execution of this Agreement, Mr. Arthur, as the sole director of the Company, shall adopt resolutions authorizing the sale of 450,000 shares of Common Stock to Hope for an aggregate price of $45, the form of which are attached hereto as Exhibit A;

(ii) Mr. Arthur irrevocably instructs the Company to cancel those certain promissory notes listed on Schedule A hereto in the aggregate principal amount of $34,000 (each a “Note and collectively, the “Notes”), and in furtherance thereof, transfers, assigns and contributes to the capital of the Company all amounts due under the Notes, relieves the Company from and against any and all obligations of any kind or nature it may have thereunder or for any other obligation the Company may to the Principals for monies due, agrees not to assert any rights under the Notes or any rights the Principals may otherwise have against the Company for monies due, and herewith is delivering to Hope the originally executed Notes, across each page of which he has printed the word “VOID” and affixed his initials evidencing his intention to cancel the Notes;

(iii) Mr. Arthur tenders his irrevocable resignation as the president of the Company effective as of day after the Company files its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission (the “Effective Date”); and

(iv) Mr. Arthur appoints Eric Besenyei to serve as a director and the president of the Company effective as of the Effective Date; and

(v) Mr. Arthur agrees not to sell, assign or transfer the Interests, other than to his affiliates, without the prior consent of Hope, which consent shall not be unreasonably withheld.

(b) In consideration of the sale and transfer of the Shares, Hope hereby agrees:

(i) to satisfy promptly all outstanding liabilities of the Company existing as of the date hereof, a list of which is set forth on Schedule B;

(ii) to pay all costs and expenses of any kind or nature incurred by the Company in connection with its operations generally and specifically those costs and expenses the Company will incur in connection with satisfying its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and identifying and consummating a merger with or acquisition of a target company, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed by the Company with the Securities and Exchange Commission on March 31, 2010, copy of which Hope acknowledges has been made available to it prior to the date hereof;

(iii) not to seek any contribution of capital from Mr. Arthur in connection with satisfying the liabilities, costs and expenses described in Section 2(b(i) and (ii);

(iv) that it will require the unanimous approval of all of the members of Hope prior to selling or issuing any new membership interest;

(v) that it will cause the preparation and filing of all reports and other documents required to be filed by the Company under the Exchange Act on a timely basis and satisfy all liabilities in connection therewith; and

(vi) that it will file and cause any of its members to file, at its expense, all reports it or its members are required to file under federal securities laws in connection with the transactions contemplated by this Agreement and otherwise, including Section 16 reports and a Schedule 13D.

3. Representations and Warranties.

(a) The Company and the Principals hereby represent, covenant and warrant to Hope as follows:

(i) Capitalization of the Company. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. There are 550,000 shares of Common Stock outstanding, all of which are held by DYP, and no shares of preferred stock outstanding. All shares of Common Stock outstanding have been duly authorized, validly issued and are fully paid and non-assessable. Except as expressed herein, there are no outstanding options, warrants, or similar rights convertible into or exercisable for any securities of the Company or any obligation of the Company to issues securities to any person or entity.

(ii) Ownership of Company Shares. DYP owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to Hope pursuant to this Agreement, the Shares free and clear of any and all liens or encumbrances of any kind or nature. There are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which the Principals are a party or by which they or the Shares are bound with respect to the issuance, sale, transfer, voting or registration thereof. Hope is acquiring good, valid and marketable title to the Shares hereunder free and clear of any and all liens or encumbrances.

(iii) Authority. Mr. Arthur has all requisite authority and power and full legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement and to perform his obligations hereunder. DYP (A) is validly existing and in good standing under the laws of North Carolina, (B) has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out the provisions hereof, (C) the execution and delivery of this Agreement by DYP has been duly authorized by all necessary action and (D) this Agreement has been duly executed and delivered on behalf of DYP. This Agreement constitutes the legal, valid and binding obligation of each of Mr. Arthur and DYP, enforceable against them in accordance with its terms.

(iv) Litigation. To the Principal’s knowledge, there is no pending proceeding, action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted against (A) the Company or (B) against either of them that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for of any such proceeding against any of them.

(v) No Operations. Since its formation, the Company has not conducted any business. The Company is not a party to any agreement or contract, whether written or oral, except for its agreements with its professional service providers. The Company owns no property of any kind or nature and has, since its organization, been a "shell company," as such term is defined in Rule 12b-2 promulgated under the Exchange Act.

(vi) Registration under Exchange Act. The Company's class of common stock is registered under Section 12(g) of the Exchange Act and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

(vii) SEC Documents. The Company has timely filed all reports and other documents it is or has been required to file under the Exchange Act since its inception (“SEC Documents”). The SEC Documents complied in all material respects with the respective forms on which they were filed.

(viii) No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature or kind whatsoever, whether absolute, accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, which were not fully reflected in the SEC Documents, except for liabilities and obligations incurred in the ordinary course of business since the date thereof.

(ix) Directors and Officers of the Company. Mr. Arthur is the sole director and officer of the Company.

(b) Hope hereby represents, covenants and warrants to the Principals as follows:

(i) Corporate Organization; Etc. Hope is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

(ii) Capitalization of Hope. Upon and after giving effect to the issuance of the Interests to DYP, DYP will own a number of interests in Hope equal to 20% of the outstanding membership interests as of the date hereof. All issued and outstanding membership interests of Hope are validly issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for membership interests in Hope; (b) options, warrants or other rights to purchase or subscribe to membership interest in Hope or securities convertible into or exchangeable therefor; or (c) contracts, commitments, agreements, understandings or arrangements of any kind obligating Hope to issue membership interests to any person or entity.

(iii) Authorization, Etc. Hope has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The members of Hope have taken all action required by law, its Articles of Organization or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and this Agreement is a valid and binding agreement of Hope enforceable in accordance with its terms

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(iv) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Organization of Hope or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Hope under, any agreement or commitment to which Hope is a party.

(v) Due Issuance of Interests. The Interests issuable to DYP hereunder have been duly authorized and are validly issued and fully paid.

4. Miscellaneous

(a) Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(b) Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

(c) Governing Law. This Agreement will be governed by the laws of the State of North Carolina without regard to conflicts of laws principles.

(d) Execution; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of signature pages via facsimile or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

Farrallon, Inc.	Bryan Arthur
By: /s/ Bryan Arthur Bryan Arthur, President	/s/ Bryan Arthur
DYP Enterprises, LLC	Hope Medical LLC
By: /s/ Bryan Arthur Bryan Arthur, Managing Member	By: /s/ Hunt Keith Hunt Keith, Managing Member